UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2022

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

53 State Street, 19th Floor Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

On August 8, 2022, the Board of Directors (the “Board”) of Albireo Pharma, Inc. (the “Company”) elected Susan Alesina to the Board as a Class I director, for a term to continue until the 2023 annual meeting of the Company’s stockholders and thereafter until Ms. Alesina’s successor has been elected and qualified or until her earlier death, resignation or removal. On the same day, the Board elected Habib Dable to the Board as a Class II director, for a term to continue until the 2024 annual meeting of the Company’s stockholders and thereafter until Mr. Dable’s successor has been elected and qualified or until his earlier death, resignation or removal. Ms. Alesina and Mr. Dable have not yet been appointed to serve on any committee of the Board.

Ms. Alesina, age 59, has served as Vice President, National Business Development and Alliances, at Boston Children’s Hospital since September 2015. In this role, she leads efforts to identify and develop strategic partnerships with national health systems and hospital providers to improve access for pediatric patients with rare and complex conditions. From 2014 to 2015, Ms. Alesina served as the Global Head of Business Partners Communications at Millipore Sigma, a leading supplier of technologies and services to the global life science industry, where she was responsible for articulating the strategy of various business sectors to internal and external stakeholders. Prior to that, Ms. Alesina served as a business consultant for pharmaceutical companies as well as had various leadership roles in corporate planning and communications at Sunovion Pharmaceuticals Inc. (“Sunovion”). During her tenure at Sunovion, Ms. Alesina supported the launch of products including Lunesta® and Latuda®. Ms. Alesina was a board member of the Thompson Island Outward Bound Education Center, St. Mark’s School of Southborough, MA, and the Boston Chapter of the Healthcare Businesswomen’s Association where she also served as the president. Ms. Alesina currently serves on the board of the HBS Healthcare Alumni Association. Ms. Alesina holds a Bachelor’s degree from the University of North Carolina at Chapel Hill, where she was a Morehead-Cain Scholar, and an M.B.A. from Harvard Business School. The Board has concluded that Ms. Alesina’s qualifications to serve on the Board include her extensive experience in strategic planning and analysis, and business development and communications across the healthcare and life sciences industries.

Mr. Dable, age 53, has been an Independent Director at Blueprint Medicines Corporation (Nasdaq: BPMC), a global precision therapy company developing therapies for people with cancer and blood disorders, since June 2022, and a part-time Venture Partner at RA Ventures since April 2022. He previously served as Chief Executive Officer and President and a member of the board of directors of Acceleron Pharma Inc., a biopharmaceutical company targeting leading-edge therapies for patients with serious and rare diseases, from December 2016 until its sale to Merck Sharp & Dohme Corp. in November 2021. Prior to joining Acceleron Pharma Inc., Mr. Dable spent 22 years at Bayer AG (OTCMKTS: BAYRY), a German multinational pharmaceutical and biotechnology company with core competencies in the life science fields of health care and nutrition. During his tenure at Bayer AG, Mr. Dable held positions of increasing responsibility, including President of U.S. Pharmaceuticals, Executive Vice President, Global Head Specialty Medicine, and led the launch of various brands, including EYLEA®, Stivarga®, and Xofigo®. Mr. Dable previously served on the board of directors and was a member of the compensation and transaction committees of Tempest Therapeutics, Inc. (formerly known as Millendo Therapeutics, Inc.) (Nasdaq: TPST), a clinical-stage oncology company advancing small molecules that combine both tumor-targeted and immune-mediated mechanisms with the potential to treat a wide range of tumors, from September 2018 until Millendo Therapeutics, Inc. merged with TempestTx, Inc. and was renamed Tempest Therapeutics, Inc. in June 2021. Mr. Dable also served on the Board of Directors of the Biotechnology Innovation Organization (BIO). Mr. Dable earned both Bachelor’s and Master’s degrees in Business Administration from the University of New Brunswick and completed an executive program from Stanford University’s Graduate School of Business. The Board has concluded that Mr. Dable’s qualifications to serve on the Board include his extensive executive leadership experience and industry knowledge across the healthcare and life sciences industries.

Pursuant to the Company’s Nonemployee Director Compensation Policy, as amended (the “Director Compensation Policy”), on August 8, 2022, each of Ms. Alesina and Mr. Dable was granted a nonqualified stock option to purchase 16,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at an exercise price of $25.86 per share, the closing price of the Company’s Common Stock on the grant date. Ms. Alesina and Mr. Dable will each be eligible to receive the same compensation for their service on the Board as other nonemployee directors under the Director Compensation Policy, which includes (i) cash fees of $40,000 per year for their service on the Board, (ii) a nonqualified stock option to purchase the lesser of (a) 8,000 shares of the Company’s Common Stock and (b) the number of shares of Common Stock having an aggregate grant date fair value of $300,000 (rounded down to the nearest whole share) (the “Annual Director Grant Fair Value Cap”), each year on the fifth business day after the Company’s annual meeting of stockholders, and (iii) the reimbursement of business expenses in connection with their service on the Board. The Director Compensation Policy is further described in the definitive proxy statement relating to the Company’s 2022 annual meeting of stockholders filed on April 21, 2022. Subsequently, on June 15, 2022, the Board amended the Director Compensation Policy to include the Annual Grant Fair Value Cap. A copy of the Director Compensation Policy is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Also in connection with the election of Ms. Alesina and Mr. Dable to the Board, each of them entered into an indemnification agreement with the Company in the form the Company has entered into with its other nonemployee directors, which form was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K on November 4, 2016, and is incorporated herein by reference.

There are no arrangements or understandings between Ms. Alesina and any other person pursuant to which Ms. Alesina was selected as a director. There are no transactions to which the Company is a participant and in which Ms. Alesina has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

There are no arrangements or understandings between Mr. Dable and any other person pursuant to which Mr. Dable was selected as a director. There are no transactions to which the Company is a participant and in which Mr. Dable has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

A copy of the press release announcing the election of Ms. Alesina and Mr. Dable to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Nonemployee Director Compensation Policy, as amended
99.1	Press Release dated August 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: August 10, 2022	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer